Exhibit 99.1

    VESTA INSURANCE COMMON STOCK QUOTED IN 'PINK SHEETS' UNDER SYMBOL 'VTAI'

    BIRMINGHAM, Ala., Jan. 5 /PRNewswire-FirstCall/ -- Vesta Insurance Group, Inc. announced that the ticker symbol "VTAI" has been assigned by Nasdaq to its common stock. The Company's common stock is quoted on the Pink Sheets Electronic Quotation Service under this new symbol. Information about this service is available at www.pinksheets.com.

    About Vesta Insurance Group, Inc.

    Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance companies that primarily offer property insurance in targeted states.

SOURCE  Vesta Insurance Group, Inc.
    -0-                             01/05/2006
    /CONTACT: Charles R. Lambert, Vice President - Investor Relations of Vesta Insurance Group, Inc., +1-205-970-7030, or CLambert@vesta.com /
    /Web site:  http://www.vesta.com/
    (VTAI)